Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TXCO Resources Inc. (the "Company") of our report dated March 15, 2008, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of the Company, which were included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Akin, Doherty, Klein & Feuge

Akin, Doherty, Klein & Feuge, P.C.
August 26, 2008